AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

This Amendment, dated as of May 14, 2020, is to each Investment Management Agreement, as amended and/or restated to date (each, an “Agreement”), by and between each Investment Manager identified on Schedule A, each a registered investment adviser (the “Investment Manager”), and each registered investment company (each, an “Investment Company”), on behalf of itself and, as applicable, its separate series (each, a “Series”) identified opposite the Investment Manager’s name on Schedule A.

WITNESSETH:

WHEREAS, the Investment Manager and each Investment Company, on behalf of itself and, as applicable, each Series, wish to amend the applicable Agreement as provided herein; and

WHEREAS, the Board of Trustees of the Investment Company, including a majority of Trustees who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Investment Company, approved the following amendment at a meeting on May 14, 2020.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree that each Agreement is amended to include a new appropriately numbered paragraph/section, as applicable, at the end of the Agreement as follows:

Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

Each Investment Manager listed on Schedule A

Franklin Advisers, Inc.

By:   /s/Edward D. Perks
Name: Edward D. Perks
Title:   President

Franklin Advisory Services, LLC

By: /s/Steven J. Gray
Name: Steven J. Gray
Title:   Assistant Secretary

Franklin Templeton Investment Management Limited

By:  /s/Martyn C. Gilbey
Name: Martyn C. Gilbey
Title:   Chief Executive Officer

Each Investment Company and, as applicable, each Series listed on Schedule A

By: /s/Steven J. Gray
Name: Steven J. Gray
Title:   Vice President and Assistant Secretary

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Schedule A

Investment Company and Series	Investment Manager
Franklin ETF Trust
Franklin Liberty Short Duration U.S. Government ETF	Franklin Advisers, Inc.
Franklin Equity Portfolio Fund	Franklin Advisers, Inc.
Franklin Fixed Income Portfolio Fund	Franklin Advisers, Inc.

Franklin Templeton ETF Trust
Franklin FTSE Asia ex Japan ETF	Franklin Advisory Services, LLC
Franklin FTSE Australia ETF	Franklin Advisory Services, LLC
Franklin FTSE Brazil ETF	Franklin Advisory Services, LLC
Franklin FTSE Canada ETF	Franklin Advisory Services, LLC
Franklin FTSE China ETF	Franklin Advisory Services, LLC
Franklin FTSE Europe ETF	Franklin Advisory Services, LLC
Franklin FTSE Europe Hedged ETF	Franklin Advisory Services, LLC
Franklin FTSE France ETF	Franklin Advisory Services, LLC
Franklin FTSE Germany ETF	Franklin Advisory Services, LLC
Franklin FTSE Hong Kong ETF	Franklin Advisory Services, LLC
Franklin FTSE India ETF	Franklin Advisory Services, LLC
Franklin FTSE Italy ETF	Franklin Advisory Services, LLC
Franklin FTSE Japan ETF	Franklin Advisory Services, LLC
Franklin FTSE Japan Hedged ETF	Franklin Advisory Services, LLC
Franklin FTSE Latin America ETF	Franklin Advisory Services, LLC
Franklin FTSE Mexico ETF	Franklin Advisory Services, LLC
Franklin FTSE Russia ETF	Franklin Advisory Services, LLC
Franklin FTSE Saudi Arabia ETF	Franklin Advisory Services, LLC
Franklin FTSE South Africa ETF	Franklin Advisory Services, LLC
Franklin FTSE South Korea ETF	Franklin Advisory Services, LLC
Franklin FTSE Switzerland ETF	Franklin Advisory Services, LLC
Franklin FTSE Taiwan ETF	Franklin Advisory Services, LLC
Franklin FTSE United Kingdom ETF	Franklin Advisory Services, LLC
Franklin Disruptive Commerce ETF	Franklin Advisers, Inc.
Franklin Genomic Advancements ETF	Franklin Advisers, Inc.
Franklin Intelligent Machines ETF	Franklin Advisers, Inc.
Franklin Liberty High Yield Corporate ETF	Franklin Advisers, Inc.
Franklin Liberty Intermediate Municipal Opportunities ETF	Franklin Advisers, Inc.
Franklin Liberty International Aggregate Bond ETF	Franklin Templeton Investment Management Limited
Franklin Liberty Investment Grade Corporate ETF	Franklin Advisers, Inc.
Franklin Liberty Municipal Bond ETF	Franklin Advisers, Inc.
Franklin Liberty Senior Loan ETF	Franklin Advisers, Inc.
Franklin Liberty Systematic Style Premia ETF	Franklin Advisers, Inc.
Franklin Liberty Ultra Short Bond ETF	Franklin Advisers, Inc.
Franklin Liberty U.S. Core Bond ETF	Franklin Advisers, Inc.
Franklin Liberty U.S. Low Volatility ETF	Franklin Advisers, Inc.
Franklin Liberty U.S. Treasury Bond ETF	Franklin Advisers, Inc.
Franklin LibertyQ Emerging Markets ETF	Franklin Advisory Services, LLC
Franklin LibertyQ Global Dividend ETF	Franklin Advisory Services, LLC
Franklin LibertyQ Global Equity ETF	Franklin Advisory Services, LLC
Franklin LibertyQ International Equity Hedged ETF	Franklin Advisory Services, LLC
Franklin LibertyQ U.S. Equity ETF	Franklin Advisory Services, LLC
Franklin LibertyQ U.S. Mid Cap Equity ETF	Franklin Advisory Services, LLC
Franklin LibertyQ U.S. Small Cap Equity ETF	Franklin Advisory Services, LLC

Franklin Templeton Trust
Franklin Tokenized U.S. Government Money Fund	Franklin Advisers, Inc.

A-1

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